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                                                                    EXHIBIT 4.2


                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 09:00 AM 06/28/1999
                                                    9991263992 - 2517409


           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                      OF

                         ADVANCED HEALTH CORPORATION


It is hereby certified that:

1. The current name of the corporation (hereinafter called the "Corporation") is Advanced Health Corporation. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the state of Delaware on June 20, 1995.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking, in its entirety, the current Article FIRST thereof and inserting in place thereof, a new article FIRST to read as follows:

     "The name of the corporation (the "Corporation") is AHT Corporation"

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of section 242 of the General Corporations law of the State of Delaware, and the written consent of the shareholders of the Corporation to the amendment was given in accordance with, and written notice of such shareholder action was given as provided in, Section 228 of the General Corporations law of the State of Delaware.

4. IN WITNESS WHEREOF, the Corporation had caused this Certificate of Amendment of Certificate of Incorporation to be signed as of the 25th day of June, 1999, by its President and attested to by its Secretary, who hereby affirm and acknowledge, under penalty of perjury, that this certificate is the act and deed of the Corporation and that the facts stated herein are true.

The effective time of the amendment herein certified shall be 6/25, 1999


                                          By: /s/ Eddy Fredfeld
                                              ---------------------
                                              Name: Eddy Fredfeld
                                              Title: Secretary


ATTESTED:

By: /s/ Karen Nadler
    ------------------------
    Name: Karen Nadler
    Title: Manager, Business
           & Legal Affairs